EXHIBIT 99.D3

SUB-ADVISORY AGREEMENT

          SUB-ADVISORY AGREEMENT (the “Agreement”) made as of this 15th day of March, 2010 by and between GUGGENHEIM INVESTMENT MANAGEMENT, LLC (the “Adviser”), a Delaware corporation with its principal place of business at 135 East 57th Street, 6th Floor, New York, New York 10022, and TRANSPARENT VALUE ADVISORS, LLC (the “Sub-Adviser”), a Delaware limited liability company with its principal place of business at 135 East 57th Street, 15th Floor, New York, New York 10022 (the “Sub-Adviser”).

WITNESSETH

          WHEREAS, pursuant to authority granted to the Adviser by the Board of Trustees (the “Board”) of TRANSPARENT VALUE TRUST (the “Trust”) on behalf of the series set forth on Schedule A to this Agreement (each, a “Fund” and, collectively, the “Funds”) and pursuant to the provisions of the Investment Advisory Agreement dated March 15, 2010 between the Adviser and the Trust (the “Management Agreement”), the Adviser has selected the Sub-Adviser to act as sub-investment adviser of the Funds and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Adviser and the Sub-Adviser do hereby agree as follows:

          1. The Sub-Adviser’s Services.

          (a) Investment Management Services. Subject always to the supervision of the Board and the Adviser, the Sub-Adviser will assist in the development and on-going maintenance of the investment management strategy utilized by the Funds as described in the Funds’ registration statement on Form N-1A (the “Registration Statement”) as declared effective by the U.S. Securities and Exchange Commission (the “Commission”), consistent with the investment objectives and restrictions of each Fund described therein and as they may subsequently be changed by the Board and publicly described and as the Sub-Adviser is notified of such changes.

          (b) Compliance. The Sub-Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. The Sub-Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Funds, and with any policies, guidelines, instructions and procedures approved by the Board or the Adviser and provided to the Sub-Adviser. The Sub-Adviser has adopted and implemented, and will maintain, written compliance policies and procedures that it believes are reasonably designed to prevent violations by the Sub-Adviser and its “supervised persons” (as defined in the Advisers Act) of the Advisers Act and the rules thereunder, and that it reasonably believes are adequate to ensure compliance with the other laws and regulations referred to in this paragraph (b). The Sub-Adviser will review, no less frequently than annually, the adequacy of its policies and procedures and the effectiveness of their implementation. The Sub-Adviser has designated a Chief Compliance Officer responsible for administering its policies and procedures. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser’s full responsibility for any of the foregoing.

          (c) Recordkeeping. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Funds, except as otherwise provided herein or as may be necessary for the Sub-Adviser to supply to the Adviser, the Funds or the Board the information required to be supplied under this Agreement.

          The Sub-Adviser shall maintain separate books and detailed records of all matters pertaining to the Funds’ assets advised by the Sub-Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Adviser, any administrator, custodian or transfer agent appointed by the Funds) relating to its responsibilities provided hereunder with respect to the Funds, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the “Fund Books and Records”). The Fund Books and Records shall be available to the Adviser and the Board at any time upon request shall be delivered to the Funds upon the termination of this Agreement and shall be available for telecopying without delay during any day the Funds are open for business.

          (d) Holdings Information and Pricing. The Sub-Adviser shall provide regular reports regarding the Funds’ holdings, and may, on its own initiative, furnish the Adviser from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose. The Sub-Adviser agrees to notify the Adviser promptly if the Sub-Adviser reasonably believes that the value of any security held by a Fund may not reflect fair value. The Sub-Adviser agrees to provide upon request any pricing information of which the Sub-Adviser is aware to the Adviser and/or the Fund pricing agent to assist in the determination of the fair value of the Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund valuation procedures for the purpose of calculating a Fund’s net asset value in accordance with procedures and methods established by the Board.

          (e) Cooperation with Agents of the Adviser and the Funds. The Sub-Adviser agrees to cooperate with and provide reasonable assistance to the Adviser, the Funds and the Funds’ custodian and foreign sub-custodians, the Funds’ pricing agents and all other agents and representatives of the Funds and the Adviser, such information with respect to the Funds as such entities may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

          2. Code of Ethics. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Adviser and the Funds. The Sub-Adviser shall ensure that its Access Persons (as defined in the Sub-Adviser’s Code of Ethics) comply in all material respects with the Sub-Adviser’s Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Funds with (i) a copy of the Sub-Adviser’s current Code of Ethics, as in effect from time to time, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser’s Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser’s Code of Ethics to the Trust and the Adviser. The Sub-Adviser shall respond to requests for information from the Adviser as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Adviser.

          3. Information and Reporting. The Sub-Adviser shall provide the Funds, the Adviser, and their respective officers with such periodic reports concerning the obligations the Sub-Adviser has assumed under this Agreement as the Funds and the Adviser may from time to time reasonably request.

          (a) Notification of Breach / Compliance Reports. The Sub-Adviser shall notify the Trust’s Chief Compliance Officer and Adviser immediately upon detection of (i) any material failure to manage any Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of any of the Funds’ or the Adviser’s policies, guidelines or procedures. In addition, the Sub-Adviser shall provide a quarterly report regarding each Fund’s compliance with its investment objectives and policies and applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Funds’ and the Adviser’s policies, guidelines or procedures as applicable to the Sub-Adviser’s obligations under this Agreement. The Sub-Adviser acknowledges and agrees that the Adviser may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Adviser agrees to correct any such failure promptly and to take any action that the Board and/or the Adviser may reasonably request in connection with any such breach. The Sub-Adviser shall also provide the officers of the Trust with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Sub-Adviser will promptly notify the Trust in the event (i) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund’s ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws or (ii) the controlling stockholder of the Sub-Adviser changes or an actual change in control resulting in an “assignment” (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

          (b) Inspection. Upon reasonable request, the Sub-Adviser agrees to make its records and premises (including the availability of the Sub-Adviser’s employees for interviews) to the extent that they relate to the conduct of services provided to the Funds or the Sub-Adviser’s conduct of its business as an investment adviser reasonably available for compliance audits by the Adviser or the Funds’ employees, accountants or counsel; in this regard, the Funds and the Adviser acknowledge that the Sub-Adviser shall have no obligations to make available proprietary information unrelated to the services provided to the Funds or any information related to other clients of the Sub-Adviser, except to the extent necessary for the Adviser to confirm the absence of any conflict of interest and compliance with any laws, rules or regulations in the management of the Funds.

          (c) Board and Filings Information. The Sub-Adviser will also provide the Adviser with any information reasonably requested regarding the Funds required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-Q, Form N-PX, Form N-SAR, amended registration statement, proxy statement, or prospectus supplement to be filed by the Funds with the Commission. The Sub-Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review its investment management services to the Funds in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

4. Custody. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of cash, securities or other investments of a Fund.

          5. Allocation of Charges and Expenses. The Sub-Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Sub-Adviser shall not be responsible for the Funds’ or the Adviser’s expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments.

6. Representations, Warranties and Covenants.

          (a) Properly Registered. The Sub-Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Sub-Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Sub-Adviser, there is no proceeding or investigation that is reasonably likely to result in the Sub-Adviser being prohibited from performing the services contemplated by this Agreement. The Sub-Adviser agrees to promptly notify the Trust of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser to an investment company. The Sub-Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

          (b) ADV Disclosure. The Sub-Adviser has provided the Trust with a copy of its Form ADV as most recently filed with the Commission and will, promptly after filing any amendment to its Form ADV with the Commission, furnish a copy of such amendments to the Trust. The information contained in the Adviser’s Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          (c) Fund Disclosure Documents. The Sub-Adviser has reviewed and will in the future review, the Registration Statement, and any amendments or supplements thereto, the annual or semi-annual reports to shareholders, other reports filed with the Commission and any marketing material of a Fund (collectively the “Disclosure Documents”) and represents and warrants that with respect to disclosure about the Sub-Adviser, the manner in which the Sub-Adviser manages the Fund or information relating directly or indirectly to the Sub-Adviser, such Disclosure Documents contain or will contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

          (d) Use of Names. The Trust and the Adviser shall have the right to use the name “Transparent Value” in connection with the management and operation of the Fund. The Sub-Adviser is not aware of any threatened or existing actions, claims, litigation or proceedings that would adversely affect or prejudice the rights of the Sub-Adviser, the Adviser or the Trust to use the name “Transparent Value.”

          (e) Insurance. The Sub-Adviser maintains errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, the Sub-Adviser shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

(f) No Detrimental Agreement. The Sub-Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Trust, that would influence the decision of the Sub-Adviser with respect to its selection of securities for a Fund, and that all selections shall be done in accordance with what is in the best interest of the Fund.

          (g) Conflicts. The Sub-Adviser shall act honestly, in good faith and in the best interests of the Trust including requiring any of its personnel with knowledge of Fund activities to place the interest of the Funds first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Funds, consistent with its fiduciary duties under applicable law.

          (h) Representations. The representations and warranties in this Section 7 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by Section 3(a), whether or not specifically referenced in such report.

          8. Sub-Adviser’s Compensation. The Adviser shall pay to the Sub-Adviser, as compensation for the Sub-Adviser’s services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid monthly in arrears by the Adviser. The fees payable herein to the Sub-Adviser shall only be payable after the Adviser receives its advisory fees for the same period under the Investment Advisory Agreement between the Adviser and the Trust. The Funds shall have no responsibility for any fee payable to the Sub-Adviser.

          The Sub-Adviser will be compensated based on the portion of Fund assets allocated to the Sub-Adviser by the Adviser. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

          9. Independent Contractor. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Funds or the Adviser in any way or otherwise be deemed to be an agent of the Funds or the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of a Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Funds.

          10. Assignment and Amendments. This Agreement shall automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act) or (ii) in the event of the termination of the Management Agreement; provided that such termination shall not relieve the Adviser or the Sub-Adviser of any liability incurred hereunder.

This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

11. Duration and Termination.

          (a) This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 12(c) and unless terminated automatically as set forth in Section 10 hereof or until terminated as follows:

          (a) The Adviser may at any time terminate this Agreement by not more than sixty (60) days’ nor less than thirty (30) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser. In addition, a Fund may cause this Agreement to terminate either (i) by vote of its Board or (ii) upon the affirmative vote of a majority of the outstanding voting securities of the Funds; or

          (b) The Sub-Adviser may at any time terminate this Agreement by not more than sixty (60) days’ nor less than thirty (30) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Adviser; or

          (c) This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Funds, the Adviser or the Sub-Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of each Fund and a majority vote of such Trustees who are not interested persons of the Trust or the Sub-Adviser, at a meeting called for the purpose of voting on such approval; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Funds for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Funds in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

(d) Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

          In the event of termination of this Agreement for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Funds and with respect to any Fund assets, except as expressly directed by the Adviser or as otherwise required by any fiduciary duties of the Sub-Adviser under applicable law. In addition, the Sub-Adviser shall deliver each Fund’s Books and Records to the Adviser by such means and in accordance with such schedule as the Adviser shall direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Adviser.

12. Certain Definitions. For the purposes of this Agreement:

          (a) “Vote of a majority of the outstanding voting securities” shall have the meaning as set forth in the 1940 Act and the rules thereunder, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act and the rules thereunder or any interpretations of the Commission staff.

          (b) “Interested persons” and “Assignment” shall have their respective meanings as set forth in the 1940 Act and the rules thereunder, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act and the rules thereunder or any interpretations of the Commission staff.

          13. Liability of the Sub-Adviser. In the absence of willful misfeasance, bad faith or actions, gross negligence in the performance of its obligations and duties hereunder, or its reckless disregard of its obligations and duties under this Agreement, the Sub-Adviser shall not be subject to liability to the Adviser or any of the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by any of the Funds.

          14. Enforceability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          15. Limitation of Liability. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Fund and (i) that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities and (ii) the Adviser’s and its affiliates’ officers, directors, members, partners, stockholders, employees and agents shall not be personally liable for any of the foregoing liabilities. The Trust’s Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the State of Delaware. Such Certificate of Trust and the Trust’s Agreement and Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

          16. Change in the Sub-Adviser’s Ownership. The Sub-Adviser agrees that it shall notify the Trust of any anticipated or otherwise reasonably foreseeable change in the ownership of the Sub-Adviser within a reasonable time prior to such change being effected.

          17. Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware and the Sub-Adviser consents to the jurisdiction of courts, both state and federal, in Delaware, with respect to any dispute under this Agreement.

          18. Paragraph Headings. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

          19. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          20. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

ATTEST:		GUGGENHEIM INVESTMENT MANAGEMENT, LLC

	By:	/s/ Stephen D. Sautel

Name: Stephen D. Sautel
Title: Senior Managing Director

ATTEST:		TRANSPARENT VALUE ADVISORS, LLC

	By:	/s/ Armen Arus

Name: Armen Arus
Title: President

SCHEDULE A
to the
SUB-ADVISORY AGREEMENT
dated March 15, 2010 between
GUGGENHEIM INVESTMENT MANAGEMENT, LLC
and
TRANSPARENT VALUE ADVISORS, LLC

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser’s services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:

Fund	Rate

Transparent Value Dow Jones RBP U.S. Large-Cap Aggressive Index Fund	0.95%

Transparent Value Dow Jones RBP U.S. Large-Cap Defensive Index Fund	0.95%

Transparent Value Dow Jones RBP U.S. Large-Cap Market Index Fund	0.95%

A-1